EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------
                                              Investor Contact:   Melissa Rose
                                                                  877-645-6464

                                              Media Contact:      Erin Somers
                                                                  410-953-2405

                       MAGELLAN HEALTH SERVICES TO ACQUIRE
                        NATIONAL IMAGING ASSOCIATES, INC.
 Acquisition Leverages Magellan Strengths in Rapidly Growing Health Care Segment
                               ------------------
                    COMPANY PROVIDES 2006 FINANCIAL GUIDANCE
--------------------------------------------------------------------------------

AVON, Conn. - December 13, 2005 - Magellan Health Services, Inc. (Nasdaq:MGLN) today announced that it has signed a definitive agreement to acquire all of the outstanding stock of National Imaging Associates, Inc. (NIA), a privately held radiology benefits management (RBM) firm headquartered in Hackensack, N.J., from its owners for approximately $122 million in cash, after giving effect to estimated cash to be acquired in the transaction. The Company also provided financial guidance for 2006.

NIA manages diagnostic imaging services on a non-risk basis for its customers, which include some of the nation's largest health plans, to ensure that such services are clinically appropriate and cost effective. With more than 17 million lives under contract, it is the largest radiology benefits management firm in the country.

Radiology is among the fastest-growing areas of health care spending, with estimates of projected annual growth exceeding 20 percent. With ongoing advancements in the field, radiology is increasingly considered an integral component of the non-invasive diagnostic tools available to physicians.

Steven J. Shulman, chairman and chief executive officer of Magellan, said, "NIA is the leader in a quickly growing field that plays a significant role in making clinically appropriate and cost-effective use of health care resources. The company has demonstrated a commitment to quality, collaboration with health care providers and operational excellence and has proven its value to many of the nation's most respected health plans.

"We are very pleased to add NIA and its capabilities to the Magellan organization," Shulman continued. "As we have consistently stated, one of Magellan's objectives is to drive growth for shareholders by increasing the portion of the health care dollar that we manage beyond that represented by behavioral health care. With the purchase of NIA, Magellan will be expanding into a specialty area that addresses a top priority for health care purchasers - the cost and quality of radiology services. At the same time, we can leverage Magellan's strengths in underwriting, claims payment and provider network management to allow NIA to expand its core product offerings as well as build a risk-based portfolio of customers and significantly increase its revenue potential."

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MAGELLAN HEALTH SERVICES TO ACQUIRE NATIONAL IMAGING ASSOCIATES, INC.

John Donahue, NIA's president and CEO, said, "NIA's association with Magellan provides NIA the opportunity to offer a broader array of services and funding arrangements to our health plan customers and to expand our market to include other purchasers, such as large employers and government agencies. Magellan's financial strength, operational capabilities and long-term customer relationships will be assets to NIA as we expand into risk-based business and continue to enhance our product offerings. I am very pleased that NIA is joining an organization of Magellan's caliber and we are energized at the prospect of working with a seasoned management team with a proven track record in managing specialty health care services."

NIA ACQUISITION

Under the terms of the agreement, NIA will become a wholly owned subsidiary of Magellan. The net purchase price is estimated at $122 million, after giving effect to cash to be acquired in the transaction. The transaction, which is subject to customary closing conditions, including certain regulatory approvals, is expected to close in the first quarter of 2006.

Assuming the transaction closes at the end of February, for the 10 months of 2006 post-acquisition, the Company expects NIA to generate approximately $58 million of revenue and $13 million of segment profit. The Company expects that the acquisition will be accretive to earnings by approximately $0.02 per fully diluted share in 2006, including synergies, which the Company expects to be minimal. Cash flow from operations for NIA during the 10 months is expected to be approximately $9 million.

2006 FINANCIAL GUIDANCE (EXCLUSIVE OF NIA ACQUISITION)

The Company also announced that, for fiscal year 2006, excluding the impact of the NIA acquisition, it expects to generate revenues in the range of $1.61 billion to $1.65 billion; net income in the range of $55 million to $71 million; and segment profit in the range of $160 million to $180 million. These results are expected to yield earnings per share in the range of $1.42 to $1.84 on a fully diluted basis for fiscal 2006.

Cash flow from operations is expected to be in the range of $131 million to $156 million in 2006, with a net increase in cash, cash equivalents and unrestricted investments of $96 million to $131 million by the end of 2006, not including the impact of the NIA acquisition.

See the attached tables detailing the Company's 2006 financial guidance.

"As we have said over the past several months, our preferred use of cash is to fund acquisitions that support our growth strategy and NIA is an excellent investment in that regard," Shulman said. "I am very pleased to have reached agreement with NIA and I am very excited that John and his team will be joining the Magellan organization. This transaction is a significant step forward in leveraging our assets and market position for the benefit of our stakeholders and we will continue to identify and evaluate other opportunities to further that objective."

CONFERENCE CALL

The Company will discuss the acquisition and its 2006 financial guidance in its previously announced conference call to be held this morning at 8:00 a.m. Eastern time. To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode 2006 Guidance and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan's Web site, www.MagellanHealth.com.


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MAGELLAN HEALTH SERVICES TO ACQUIRE NATIONAL IMAGING ASSOCIATES, INC.

A taped replay of the conference call will be available from approximately 10:00 a.m. Eastern time on Tuesday, December 13, until 12:00 midnight on Tuesday, December 20. The call-in numbers for the replay are 1-800-925-3941 and 1-203-369-3382 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 3, 2005, including the section entitled "Cautionary Statements," and its Form 10-Q for the quarter ended September 30, 2005, filed with the SEC on October 28, 2005. In addition, listeners are encouraged to read all other 2004 and 2005 reports filed with the Securities and Exchange Commission for material information regarding Magellan's operational and financial results.

About Magellan: Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is the country's leading specialty health care management organization. Its customers include health plans, corporations and government agencies.

Cautionary Statement: Certain of the statements made in this press release including, without limitation, statements regarding the effects of the contemplated acquisition by Magellan of NIA, estimates of future financial performance, including revenue, segment profit and earnings per share, sales, product development, expectations concerning future investment and growth, execution of the Company's business strategy, potential future uses of cash, impact of new business and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements, including (among others) risk concerning the possible election of certain of the Company's health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company's initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors. Any forward-looking statements made in this document are qualified in their entirety by the more complete discussion of risks set forth in the section entitled "Cautionary Statements" in Magellan's Annual Report on Form 10-K for the year ended December 31, 2004 and in the section entitled "Forward-Looking Statements" in Magellan's Form 10-Q for the quarter ended September 30, 2005 and the section entitled "Risk Factors" in the prospectus and prospectus supplement filed with the Securities and Exchange Commission in connection with the November 2005 secondary offering of Magellan common stock by certain shareholders, each as filed with the Securities and Exchange Commission and posted on the Company's Web site. Segment profit information referred to in this press release may be considered a non-GAAP financial measure. Further information regarding this measure, including the reasons management considers this information useful to investors, is included in Magellan's Annual Report on Form 10-K for the year ended December 31, 2004 and in Magellan's Form 10-Q for the quarter ended September 30, 2005.

                                      # # #

Magellan Health Services, Inc. and Subsidiaries
Fiscal 2006 Forecast Guidance - Earnings
(In millions, except per share amounts)

                                       Prior to
                                    NIA Acquisition
                               ----------------------
                                   Low         High    NIA - Note A
                                   ---         ----

Net revenue                    $   1,610    $  1,645   $      58

Cost of care                       1,130       1,140           -
Direct service costs and other
 operating expenses                  320         325          45
Equity in earnings of
 unconsolidated subsidiaries           -           -           -
                               ----------  ----------  ----------
Segment profit                       160         180          13

Gain on sale of unconsolidated
 subsidiary                           (3)         (3)          -
Stock compensation expense            27          27           2
Depreciation and amortization         47          43           3
Interest expense (income), net        (9)        (10)          3
                               ----------  ----------  ----------
Income from continuing
 operations                           98         123           5
Income taxes                          43          52           4
                               ----------  ----------  ----------
Net income                     $      55   $      71   $       1
                               ==========  ==========  ==========

Weighted average shares
 outstanding - diluted              38.6        38.6        38.6
                               ==========  ==========  ==========

EPS - diluted                  $    1.42   $    1.84   $    0.02
                               ==========  ==========  ==========

Note A - Represents activity associated with NIA for the ten months ended December 31, 2006, which assumes a February 28, 2006 closing date for the proposed acquisition of such entity.

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
Magellan Health Services, Inc. and Subsidiaries
Fiscal 2006 Forecast Guidance - Cash Flow
(In millions)

                                            Prior to
                                         NIA Acquisition
                                        ------------------
                                            Low      High   NIA - Note A
                                            ---      ----
Cash Flows From Operating Activities
Net income                              $     55  $     71   $      1
Adjusting items:
Stock compensation expense                    27        27          2
Depreciation and amortization                 47        43          3
Non-cash income taxes                         36        43          3
Other net cash flows                         (34)      (28)         -
                                        --------- ---------  ---------
Net cash provided by operating
 activities                                  131       156          9
                                        --------- ---------  ---------

Cash Flows From Investing Activities
Capital expenditures                         (30)      (20)        (2)
Cash used for NIA acquisition                  -         -       (122)
Proceeds from sale of unconsolidated
 subsidiary                                   20        20          -
                                        --------- ---------  ---------
Net cash used in investing activities        (10)        -       (124)
                                        --------- ---------  ---------

Cash Flows From Financing Activities
Payments on long-term debt and capital
 leases                                      (25)      (25)         -
                                        --------- ---------  ---------
Net cash used in financing activities        (25)      (25)         -
                                        --------- ---------  ---------

Net change in cash, cash equivalents
 and unrestricted investments           $     96  $    131   $   (115)
                                        ========= =========  =========

Note A - Represents activity associated with NIA for the ten months ended December 31, 2006, which assumes a February 28, 2006 closing date for the proposed acquisition of such entity.